UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 13, 2023

SOTERA HEALTH COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39729	47-3531161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9100 South Hills Blvd, Suite 300

Broadview Heights, Ohio 44147

(Address of Principal Executive Offices) (Zip Code)

(440) 262-1410

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	SHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

See Item 7.01 - Updated Financial Guidance below, which is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

Preliminary Financial Results and Updated Financial Guidance

On February 13, 2023, Sotera Health Company (the “Company”) issued a press release reaffirming its 2022 full-year net revenue and full-year Adjusted EBITDA guidance, originally provided at the time of the Company’s third quarter earnings release (the “Press Release”). The Company also issued an expected range for 2022 full-year net loss. A copy of the Press Release is attached hereto as Exhibit 99.1.

This reaffirmation and range are based on information available to the Company as of February 13, 2023 and are subject to completion of the Company’s year-end financial closing procedures and audit by the Company’s independent registered public accounting firm. Accordingly, the final results and other disclosures for the year ended December 31, 2022 may differ materially from this preliminary estimated data. This preliminary estimated financial data should not be viewed as a substitute for financial statements prepared in accordance with US GAAP.

Term Loan B Facility

The Company also announced its intention to enter into a new Term Loan B facility in an aggregate principal amount of $425 million. The Company plans to use the proceeds of this incremental debt financing, along with cash on hand, to fund the planned $408 million ethylene oxide litigation settlement in Cook County, IL, to pay down existing borrowings under the Company’s revolving credit facility and to further enhance liquidity. There can be no assurance the Company will be successful in entering into such Term Loan B facility or other planned transactions on the expected terms, or at all, which will depend on market conditions and other factors subject to change.

The information in Item 2.02 and Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly incorporated by specific reference in such filing.

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements that reflect management’s expectations about future events and the Company’s operating plans and speak only as of the date hereof. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “expect,” “intention,” or the negative version of those words or other comparable words, including statements regarding the potential terms, timing and completion of the Term Loan B facility and the planned use of proceeds. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, are forward-looking statements. Any forward-looking statements contained in this Current Report on Form 8-K are based upon our historical performance and on our current plans, estimates and expectations of the Company’s future performance and the future performance of the markets in which the Company operates in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved, and there can be no assurance that the proposed Term Loan B facility or other planned transactions will be consummated on the terms described herein or at all. These forward-looking statements are subject to various risks, uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity, as described in more detail in Press Release furnished as Exhibit 99.1. For additional discussion of these risks and uncertainties, please refer to those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and the Company’s other filings with the SEC, including its Quarterly Reports on Form 10-Q, including under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” as well as the Current Report on Form 8-K filed by the Company on January 9, 2023 with the SEC disclosing the terms of the settlement and related risks.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by Sotera Health Company, dated February 13, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sotera Health Company (Registrant)

Date: February 13, 2023	By:	/s/ Michael F. Biehl
Michael F. Biehl
Interim Chief Financial Officer